UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

Walmart Inc.

(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, AR 72716-0215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	NYSE
1.900% Notes Due 2022	WMT22	NYSE
2.550% Notes Due 2026	WMT26	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 22, 2021, Walmart Inc., a Delaware corporation (the “Company”), issued a press release (the “Early Participation Press Release”) announcing the results as of the early participation date for its previously announced cash tender offer for outstanding notes of its series of 7.55% notes due 2030, 6.750% debentures due 2023, 6.500% notes due 2037, 5.875% notes due 2027, 6.200% notes due 2038, 5.625% notes due 2040, 5.625% notes due 2041, 5.25% notes due 2035, 5.000% notes due 2040, 4.875% notes due 2040, 4.750% notes due 2043, 4.300% notes due 2044, 3.625% notes due 2047, 4.000% notes due 2043, 4.050% notes due 2048, 3.950% notes due 2038, 2.950% notes due 2049, 3.700% notes due 2028, 3.550% notes due 2025, 3.400% notes due 2023, 3.250% notes due 2029, 3.050% notes due 2026, 2.850% notes due 2024, 2.650% notes due 2024 and 2.375% notes due 2029 (collectively, the “Securities”) (such cash tender offer, the “Tender Offer”).

In the Early Participation Press Release, the Company also announced that it is increasing the maximum aggregate principal amount of Securities it will accept for purchase in the Tender Offer from the previously announced amount of $8,000,000,000 to $10,000,000,000 (as so amended, the “Maximum Principal Amount”). In addition, the Company announced that because the aggregate principal amount of Securities validly tendered and not validly withdrawn in the Tender Offer at or prior to the Early Participation Date exceeds the Maximum Principal Amount (as amended), the Company will not accept for purchase any Securities tendered after the Early Participation Date, and Securities tendered in the Tender Offer and not purchased on the Early Payment Date will be returned promptly after the Early Payment Date. The Company also announced that it has satisfied the previously announced financing condition for the Tender Offer.

A copy of the Early Participation Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 22, 2021, the Company also issued a press release (the “Pricing Press Release”) announcing the pricing for the Tender Offer and the principal amounts of the Securities of each series expected to be purchased on the Early Payment Date pursuant to the Tender Offer. A copy of the Pricing Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Tender Offer is made upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 8, 2021 (as amended, the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offer. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings given to them in the Offer to Purchase.

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, does not constitute an offer to sell or an offer to purchase any of the Securities or any other securities of the Company. The Company is making the Tender Offer only in those jurisdictions in which the Company is permitted to make the Tender Offer under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1—A copy of the Early Participation Press Release is included herewith as Exhibit 99.1.

Exhibit 99.2—A copy of the Pricing Press Release is included herewith as Exhibit 99.2.

Exhibit 104—Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2021

WALMART INC.

By:	/s/ Gordon Y. Allison
	Name:	Gordon Y. Allison
	Title:	Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Governance and Assistant Secretary